VALHI ANNOUNCES QUARTERLY CASH DIVIDEND

DALLAS, TEXAS . . . May 26, 2016 . . . Valhi, Inc. (NYSE:  VHI) announced today that its board of directors has declared a regular quarterly dividend of two cents ($0.02) per share on its common stock, payable on June 23, 2016 to stockholders of record at the close of business on June 6, 2016.

Valhi is engaged in the titanium dioxide products, component products (security products and recreational marine components), waste management industries and real estate management and development industries.

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